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                                                                 Exhibit 10.15.4

                             TERMINATION AGREEMENT


By this private document, on one side, Dialdata Internet Systems S.A., company incorporated according to the Brazilian Law, with its headquarters at Rua Bandeira Paulista, 716, 1st floor, in the City of Sao Paulo, State of Sao Paulo, herein by its undersigned legal representatives, hereinafter referred to as DIALDATA and, in the other side Mr. Antonio Alberto Valente Tavares, Portuguese citizen, married, businessman, bearer of Identity Card RNE W 429.270.997-15, hereinafter simply referred as TAVARES;

                                    WHEREAS:

    (a) Parties signed a Retention Agreement, in which TAVARES was hired to render services to DIALDATA as Chief Executive Officer, pursuant DIALDATA's bylaws, dated December 29,1998;

    (b) TAVARES accepted, in May 12, 1999, an offer made by VIA NET.WORKS, Inc., (the ultimate parent company of DIALDATA) to change his position as CEO of DIALDATA to Vice President Latin American Region of VIA;

NOW, THEREFORE, in consideration of the mentioned agreements mentioned above, parties hereto agree as follows:

Section 01. Parties hereto agree, amicably, to terminate the Retention Agreement mentioned in WHEREAS (a), finishing the obligations of each one of then, according to the Retention Agreement.
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Section 02.  Tavares will formally remain as CEO of DIALDATA until the shareholders of DIALDATA have appointed a substitute pursuant DIALDATA's bylaws and TAVARES agrees to perform his duties as CEO of DIALDATA, during this period.

Section 03. As compensation for the performance of the duties as CEO of DIALDATA, by TAVARES, Parties agree that TAVARES will have the right to receive the maximum annual bonus, as set forth in Section 03. Second Paragraph of the Retention Agreement, calculated "pro rata", for the period from January 1, 1999 through May 11, 1999. The Parties agree that for the period from May 11, 1999 through December 31, 1999 TAVARES will have the right to receive the maximum annual bonus of up to 60% of his base annual salary, which shall be determined according to his performance of his duties and goals as Vice President Latin American Region. If TAVARES remains employed by VIA NET.WORKS, Inc. after December 31, 1999, he will have the right to receive a maximum annual bonus of up to 50% of his base annual salary.

Section 04. All bonus payments for any periods beginning May 11, 1999 made pursuant to Section 03. above, shall be made by VIA NET.WORKS, Inc.

Section 05. In consideration of the premises herein contained, the parties hereto give each other full and general release as to the past or present relationship between them and commit themselves not to claim any right or interest deriving therefrom or in connection thereto.

IN WITNESS WHEREOF, the parties hereto cause this Agreement in two counterparts of same content and for the same purpose, in the presence of 2 (two) undersigned witnesses dated as of October 21, 1999.

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          DIALDATA S.A. INTERNET SYSTEMS

       By:     /s/ Antonio Alberto Valente Tavares
       Name:   Antonio Alberto Valente Tavares
       Title:  Vice President Latin America Region



       ANTONIO ALBERTO VALENTE TAVARES


       VIA NET.WORKS, INC.

       By:     /s/ Matt Nydell
       Name:   Matt Nydell
       Title:  VP & General Counsel


       Witnessed by: [signature illegible]
                     [signature illegible]




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